                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                            OCTOBER 23, 2000

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820

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

Item 2.  Acquisition or Disposition of Assets

On October 23, 2000, Cagle's, Inc. (the "Company") entered into a "First Amendment of Credit Agreement" (the"Agreement") with Harris Trust and Savings Bank, as agent for itself and for SunTrust Bank, Regions Bank of Gainesville, SouthTrust Bank, and U. S. Bancorp AG Credit, Inc. Pursuant to the Agreement, the Company's revolving line of credit has been temporarily increased from $40,000,000 to $60,000,000 and is guaranteed by the Company's wholly owned subsidiary Cagle's Farms, Inc. Both the Company and Cagle's Farms, Inc. have pledged substantial assets as collateral pursuant to the Agreement, including the Company's real estate, buildings and improvements, machinery, equipment and fixtures at Perry, Georgia, Macon, Georgia, Pine Mountain, Georgia, Forsyth, Georgia, Rockmart, Georgia, Dalton, Georgia, and Collinsville, Alabama; and the Company's and Cagle's Farms, Inc.'s equipment, accounts, notes, contract rights, instruments, documents, chattel paper, general intangibles, farm products, inventory, and deposit accounts, and proceeds thereof.


Exhibit: First Amendment to Credit Agreement


CAGLE'S, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

The Banks from time to time parties
to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of November 1, 1999, as amended (the "Credit Agreement") among the undersigned, Cagle's, Inc., a Georgia corporation (the "Company"), Cagle's Farms, Inc., a Georgia corporation, as guarantor (the "Guarantor"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

The Company, the Agent and the Banks now wish to increase the amount of the Revolving Credit made available to the Company under the Credit Agreement and amend certain provisions of the Credit Agreement in the manner set forth in this Amendment.

1.    AMENDMENTS.
Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

      1.1. Section 1.1(c) of the Credit Agreement shall be amended to read as follows.

        "(c) The Revolving Credit shall consist of a base revolving credit (the "Base Credit") in an aggregate principal amount at any one time outstanding of up to $40,000,000, which shall be available at all times during the term of this Agreement and an excess revolving credit (the "Excess Credit") in an aggregate principal amount at any one time outstanding of up to $20,000,000, which shall be available only during the period from the first date on which the First Amendment to this Agreement becomes effective through March 31, 2001.

The respective maximum aggregate principal amounts of the Base Credit at any One time outstanding and the percentage of the Base Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Company and each Bank's percentage thereof (its "Commitment Percentage") are as follows (collectively, the "Base Revolving Credit Commitments" and individually, a "Base Revolving Credit Commitment"):

Harris Trust and Savings Bank                 $10,909,090.91   27.27272727%
SunTrust Bank                                   9,578,713.97   23.94678493%
Regions Bank of Gainsville                      8,514,412.42   21.28603105%
SouthTrust Bank                                 5,676,274.94   14.19068735%
U.S. Bancorp Ag Credit, Inc.                    5,321,507.76   13.30376940%
              Total                           $40,000,000.00  100.0%
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
The respective maximum aggregate principal amounts of the Excess Credit at any one time outstanding and the percentage of the Excess Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Excess Revolving Credit Commitments" and individually, an "Excess Revolving Credit Commitment"):

Harris Trust and Savings Bank                  $5,454,545.45   27.27272727%
SunTrust Bank                                  $4,789,356.99   23.94678493%
Regions Bank of Gainsville                     $4,257,206.21   21.28603105%
SouthTrust Bank                                $2,838,137.47   14.19068735%
U.S. Bancorp Ag Credit, Inc.                   $2,660,753.88   13.30376940%
              Total                           $20,000,000.00  100.0%

Each Bank's Base Revolving Credit Commitment and Excess Revolving Credit Commitment during any period are hereinafter referred to collectively as the "Revolving Credit Commitment" for such Bank during such period and the Base Revolving Credit Commitments and Excess Revolving Credit Commitments for all Banks during any period are hereinafter collectively referred to as the "Revolving Credit Commitments" during such period. All Revolving Credit Loans shall be made first under the Base Credit until the Base Credit is fully utilized and then under the Excess Credit (if available)."

      1.2. The Credit Agreement shall be amended by adding the following provisions thereto as sections 1.10 and 1.11:

        "Section 1.10. Collateral. The Obligations shall be secured by (a) valid, perfected and enforceable mortgage liens and security interests on all right, title and interest of the Company and each Guarantor (as applicable) in the real estate, buildings and improvements, machinery, equipment and fixtures that comprise the Perry, Georgia processing plant, the Macon, Georgia processing plant, the Pine Mountain, Georgia processing plant, the Forsyth, Georgia feed mill and hatchery, the Rockmart, Georgia feed mill, the Dalton, Georgia feed mill and hatchery and the Collinsville, Alabama processing plant, and all proceeds thereof, and (b) valid, perfected (subject to the proviso appearing at the end of this sentence) and enforceable security interests on all right, title and interest of the Company and each Guarantor in all equipment, accounts and accounts receivable, notes and notes receivable, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, patents, trademarks, tradenames, copyrights, and other intellectual property rights), farm products, inventory, and deposit accounts, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that: (i) the security interests of the Agent on Property subject to a true lease, Capital Lease or conditional sale agreement or subject to a purchase money lien, in each instance to the extent permitted hereby, shall be subject to the rights of the lessor or lender thereunder and if such Lien is prohibited by the terms of such true lease, Capital Lease, conditional sale agreement or purchase money documents, such security interest will not attach to such Property, and (ii) until a Potential Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Agent, security interests on notes and notes receivable need not be perfected if and so long as the total value of such property at any one time not so perfected shall not exceed $250,000 in the aggregate, (iii) the security interest of the Agent on
vehicles subject to a certificate of title law need not be perfected except as required by the Security Documents, and (iv) the Company and the Guarantors need not comply with the Federal Assignment of Claims Act except as required by the Security Documents. The Company and the Guarantors acknowledge and agree that the liens and security interests on the Collateral shall be valid and perfected first priority liens and security interests subject, however, to the (A) proviso appearing in the immediately preceding sentence pursuant to one or more Security Documents in form and substance satisfactory to the Agent, (B) compliance with the Federal Assignment of Claims Act, where applicable, (C) the statutory trust created pursuant to the Packers and Stockyards Act, (D) compliance with applicable certificate of title laws, and (E) liens and security interests permitted by Section 7.13 hereof.

        Section 1.11. Further Assurances. The Company and each Guarantor agrees that it shall from time to time at the request of the Agent execute and deliver such documents and do such acts and things as the Agent may reasonably request in order to provide for or perfect or protect such liens and security interests on the Collateral."

      1.3. The first sentence of Section 1.3(a) of the Credit Agreement shall be amended by adding the following proviso immediately before the period appearing at the end thereof:

          "; provided, however, that Revolving Credit Obligations outstanding under the Excess Credit shall only be Domestic Rate Portions."

      1.4. Section 2.4 of the Credit Agreement shall be amended by adding the following provisions thereto as Section 2.4(d):

        "(d) Concurrently with the Company's or any Guarantor's receipt of any proceeds from the issuance and sale of Additional Senior Notes (i) the Company shall prepay the Revolving Credit Obligations constituting Excess Credit in an amount equal to the lesser of (x) 100% of the gross cash proceeds from such issuance and sale (net of costs and expenses directly incurred by the Company or such Guarantor in connection therewith) and (y) the aggregate amount of the Excess Credit then outstanding and (ii) the Excess Revolving Credit Commitments shall permanently reduce by the amount so prepaid, such reduction in the Excess Revolving Credit Commitments to be made ratably in accordance with the Banks' respective Commitment Percentages. Such prepayment of the Excess Credit shall be effected by applying the amount so paid to the Revolving Credit Obligations constituting Excess Credit as follows: first to the Revolving Credit Loans then outstanding until fully paid, then to the Reimbursement Obligations until fully paid and with the balance (if any L/Cs are then outstanding) held as cash collateral in the L/Cs in a manner consistent with Section 2.4(a) hereof."

      1.5. The first paragraph of Section 3 of the Credit Agreement shall be amended by adding the following sentence to the end thereof:

        "All prepayments of Revolving Credit Obligations shall be applied first to Revolving Credit Obligations outstanding under the Excess Credit until all such Revolving Credit Obligations have been fully paid and then to Revolving Credit Obligations outstanding under the Base Credit."

      1.6. Section 3 of the Credit Agreement shall be amended by adding the following provisions thereto immediately after the first paragraph thereof:

        "Anything contained herein to the contrary notwithstanding all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Banks after the occurrence and during the continuance of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first to the payment of any outstanding costs and expenses incurred by the Agent or any security trustee in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement, the Security Documents or the Notes and in any event including all costs and expenses of a character which the Company has agreed to pay under Section 12.9 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Agent);

          (b) second to the payment of any outstanding interest or other fees or amounts due under the Notes, the Security Documents, the L/C Agreements or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes and the Reimbursement Obligations ratably as among the Notes and Reimbursement Obligations;

          (d) fourth, to the payment of the Hedging Liabilities owed to the Banks and their Affiliates ratably as among such Hedging Liabilities;

          (e) fifth, to the Banks ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Company owing to each of them and secured by the Security Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and
          (f) sixth, to the Company or whoever may be lawfully entitled thereto."

      1.7. Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto:

        ""Additional Senior Notes" shall mean senior notes of the Company in an aggregate principal amount not less than $20,000,000 nor more than $30,000,000 and maturing no earlier than September 30, 2006.

        " Adjusted EBITDA" shall mean, for any period, the EBITDA for such period minus 60% of the Company's income from unconsolidated Affiliates for the same period.

        "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit G hereto which is required to be delivered to the Banks in accordance with Section 7.4(f) hereof.

        "Collateral" shall mean the collateral security provided from time to time to the Agent for the benefit of the Banks pursuant to the Security Documents.

        "EBITDA" shall mean with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period.

        "Eligible Equipment" shall mean any machinery and equipment (but excluding fixtures) of the Company or any Guarantor, which the Required Banks in their sole discretion deem to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

        (a) It is owned by the Company or a Guarantor;

        (b) It has been identified to the Agent in the manner prescribed by the Agent;

        (c) It is not subject to any lien, security interest, mortgage or other encumbrance of any nature whatsoever, except the Agent's security interest;

        (d) It does not constitute a fixture under applicable law;

        (e) It is not subject to any certificate of title law;

        (f) It is located at a location disclosed to and approved by the Agent, and if requested by the Agent, any Person (other than the Company or a Guarantor) owning or controlling such location shall have waived all right, title and interest in and to such machinery and equipment in a manner satisfactory to the Agent;

        (g) It is insured against such risks and hazards and in such amounts as the Agent may specify by insurers acceptable to the Agent;

        (h) the Agent shall have received an appraisal thereof performed by an appraiser satisfactory to the Agent and otherwise acceptable in form and substance to the Agent; and

        (i) It is subject to a perfected first priority security interest in favor of the Agent.

        "Eligible Fixed Assets" shall mean the Eligible Equipment and the Mortgaged Premises located in Pine Mountain, Georgia.

        "Eligible Inventory" shall mean any Inventory of the Company or any Guarantor, which the Required Banks in their sole discretion deem to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

        (a) it consists solely of feed grains, feed, ingredients, live broiler chickens, dressed broiler chickens, commercial eggs, prepared food products, breeder hens, breeder pullets, hatching eggs, commercial hens, commercial pullets, packaging materials, vaccines, general supplies, maintenance supplies and finished goods Inventory;

        (b) it is in first class condition, not obsolete, and is readily usable or salable by the Company or a Guarantor in the ordinary course of its business;

        (c) it substantially conforms to the advertised or represented specifications and other quality standards of the Company or the relevant Guarantor, and has not been determined by the Banks to be unacceptable due to age, type, category, quality and/or quantity;

        (d) all warranties as set forth in this Agreement and the Security Documents are true and correct with respect thereto;

        (e) it has been identified to the Banks in the manner prescribed pursuant to the Security Agreement;

        (f) it is located at a location within the United States disclosed to and approved by the Banks and, if requested by the Agent, any Person (other than the Company or a Guarantor) owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to the Banks;

        (g) it is not subject to any other lien, security interest or counterclaim; and

        (h) It is subject to a perfected first priority security interest in favor of the Agent.

        "Eligible Receivables" shall mean any Receivable of the Company or any Guarantor, which the Required Banks in their sole discretion deem to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

        (a) It arises out of a bona fide sale of Inventory which has been delivered to, or has been shipped to, or for services actually rendered to the Account Debtor on said Receivable in the ordinary course of business on ordinary trade terms;

        (b) It has been identified to the Agent in the manner required by the Agent;

        (c) It is evidenced by an invoice dated not later than 3 days after the date of shipment to the Account Debtor thereunder;

        (d) It has not remained unpaid in whole or in part more than 90 days from and after its invoice date;

        (e) It is net of any credit or allowance given by the Company or the applicable Guarantor to such Account Debtor;

        (f) It is not owing by an Account Debtor who (i) has become insolvent,
(ii) is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors or (iii) has admitted its inability to pay its debt generally or has stopped paying its debts generally;

        (g) It is not owing by an Account Debtor obligated on Receivables more than 25% of the aggregate unpaid balance of which have been past due longer than the period specified in clause (d);

        (h) If the Account Debtor is also a supplier to or creditor of the Company or any Guarantor and the aggregate amount of all such Receivables exceeds $1,000,000, then either (i) that Account Debtor shall have entered into an agreement with or for the benefit of the Banks with respect to the waiver of rights of setoff which is acceptable to the Banks or (ii) the amount of such Receivable is net of any amount owed to such Account Debtor;

        (i) The Account Debtor is not principally located outside the continental United States, unless such Receivable is secured by an irrevocable letter of credit issued or confirmed by a commercial bank located in the United States and which is acceptable to the Required Banks and which, if requested by the Agent, has been assigned to the Agent for the benefit of the Banks;

        (j) It is not owing by the United States of America or any department, agency or instrumentality thereof unless the Agent shall have received evidence satisfactory to the Agent of compliance with the Assignment of Claims Act or have waived such requirement in writing;

        (k) Such Receivable, when added to the unpaid amount of other Eligible Receivables of the same Account Debtor, does not exceed any credit limit imposed by the Required Banks on such Account Debtor;

        (l) Such Receivable is not subject to any dispute, counterclaim or defense asserted by the Account Debtor thereunder;

        (m) It is not owing by a Subsidiary, officer, director or employee of the Company or any Guarantor;

        (n) It does not arise from a cash or C.O.D. sale, a sale on approval, sale or return, or from a consignment;

        (o) It is free and clear of any security interest, lien or other encumbrance of any nature whatsoever;

        (p) It is payable in United States Dollars; and

        (q) It is subject to a perfected first priority security interest in favor of the Agent.

        "Grower Payables" shall mean all amounts owed from time to time by the Company to any Person (including without limitation producers, suppliers, sellers and their agents of agricultural products) on account of the purchase price of agricultural products or services (including poultry and livestock) if the Agent determines that such Person is entitled to the benefits of any grower's lien, statutory trust or similar security arrangements to secure the payment of any amounts owed to such Person.

        "Hedging Liabilities" shall mean indebtedness, obligations and liabilities of the Company and any of its Subsidiaries attributable to (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, cap, collar or floor or other interest rate hedge arrangement, to which the Company or any of its Subsidiaries is a party or a beneficiary, (b) any foreign exchange contract, currency option, currency swap, cap, collar or floor or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values or (c) any commodity option, commodity forward contract, commodity swap, cap, collar or floor or similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in commodity prices.

        "Mortgages" shall mean the mortgages, deeds of trust and any and all other instruments, documents and agreements which may at any time grant or create a lien in favor of the Agent for the benefit of the Banks, or any of them, on the Mortgaged Premises.

        "Mortgaged Premises" shall mean so much of the Collateral as consists of real property and all buildings and improvements thereon.

        "Security Documents" shall mean any and all security agreements, collateral assignments, deeds of trust, deeds to secure debt, mortgages and other security documents from the Company and the Guarantors to the Agent for the benefit of the Banks, as the same may be supplemented, amended, modified, restated or replaced from time to time."

      1.8. The definitions of the terms "Applicable Margin", "Borrowing Base", "Commitment Fee Rate", "Interest Coverage Ratio" and "Loan Documents" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

        "Applicable Margin" shall mean, (a) with respect to each type of Portion (except Portions of Revolving Credit Loans made under the Excess Credit) described in each column below, the rate of interest per annum shown in Rows A, B, C and D below for the range of Leverage Ratio specified for each Row:

     IF LEVERAGE  REVOLVING CREDIT   REVOLVING CREDIT  TERM LOAN   TERM LOAN
     RATIO IS:    EURODOLLAR MARGIN   DOMESTIC RATE    EURODOLLAR   DOMESTIC
                                           MARGIN        MARGIN    RATE MARGIN
     -----------  -----------------  ----------------  ----------  -----------
  A  <30%                1.25%                0%          1.50%         0%
  B  >=30%<40%           1.75%                0%          2.00%        0.25%
  C  >=40%<50%           2.25%              0.50%         2.50%        0.75%
  D  >=50%<60%           2.50%              0.75%         2.75%        1.00%
  E  >=60%               2.75%              1.00%         3.00%        1.25%


, and (b) with respect to Domestic Rate Portions of Revolving Credit Loans made under the Excess Credit, (i) three-quarters of one percent (0.75%) through December 31, 2000 and (ii) during each month thereafter until all Revolving Credit Loans made under the Excess Credit have been fully paid, a rate per annum determined by adding one-half of one percent (0.5%) to the Applicable Margin in effect during the immediately preceding month.

        Not later than 5 Business Days after receipt by the Agent of the financial statements called for by Section 7.4 hereof for last month of the applicable fiscal quarter of the Company, the Agent shall determine the Leverage Ratio for the applicable period and shall promptly notify the Company and the Banks of such determination and of any change in the Applicable Margins described in (a) above resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Company and the Banks with respect to all Portions outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section. Each determination of the Leverage Ratio and Applicable Margins by the Agent in accordance with this Section shall be conclusive and binding on the Company and the Banks absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Row D above.

        "Borrowing Base", as determined on the basis of the information contained in the most recent Compliance Certificate, shall mean an amount equal to:

        (a) 85% of the amount of the Company's and each Guarantor's Eligible Receivables, plus

        (b) 65% of the Value of the Company's and each Guarantor's Eligible Inventory, plus

        (c) 70% (but 35% at all times after the earlier of March 31, 2001 or the termination in full of the Excess Revolving Credit Commitments) of the appraised value, as shown on the appraisals thereof dated August 31, 2000, prepared by Payne Valuation Consulting, of the Company's and each Guarantor's Eligible Fixed Assets, minus

        (d) the aggregate outstanding amount of all Grower Payables;
provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the Borrowing Base Certificates to be furnished from time to time by the Company pursuant to Section 7.4(f) hereof and, if required by the Agent or the Required Banks pursuant to any of the terms hereof or any Security Document, as verified by such other evidence required to be furnished to the Agent or the Banks pursuant hereto or pursuant to any such Security Document.

        "Commitment Fee Rate" shall mean a rate per annum equal to 1/4 of 1% (0.25%) at all times during which the Company's Leverage Ratio is less than 0.50 to 1, and 1/2 of 1% (0.5%) at any time when the Company's Leverage Ratio is


equal to or greater than 0.50 to 1. The Commitment Fee Rate shall be adjusted in the manner and at the same time as the Applicable Margins are adjusted pursuant hereto. From the date of this agreement until the Commitment Fee Rate is first adjusted pursuant hereto, the Commitment Fee Rate shall be 1/4 of 1%.

        "Interest Coverage Ratio" shall mean, as of any time the same is to be determined, the ratio of Adjusted EBITDA for the most recent fiscal quarter preceding the date of calculation to Interest Expense for the same period. "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Revolving Notes, the Term Notes, the Security Documents and the L/C Agreements and the related L/Cs."

      1.9. Section 7.4 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (e) thereof with "; and" and by adding the following provision thereto as subsection (f):

        "(f) no later than 30 days after the end of each month a Borrowing Base Certificate signed by the chief financial officer of the Company showing the calculation of the Borrowing Base as of the last day of the immediately preceding month."

      1.10. Section 7.5 of the Credit Agreement shall be amended by inserting the following sentence immediately at the end thereof:

        "Without in any way limiting the generality of the foregoing, the Company shall pay to the Agent charges for audits of the Collateral performed by the Agent or its agents or representatives in such amounts as the Agent may from time to time request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Potential Default or Event of Default, the Company shall not be required to pay the Agent for more than one (1) such audit per calendar year."

      1.11. Section 7.8 of the Credit Agreement shall be amended to read as follows:

        "Section 7.8. Leverage Ratio. The Company will not permit its Leverage Ratio at any time to exceed:

        (a) 0.65 to 1 during the Company's fiscal years ending on the Saturday closest to March 31, 2001 and March 31, 2002;

        (b) 0.55 to 1 during the Company's fiscal year ending on the Saturday closest to March 31, 2003; and

        (c) 0.45 to 1 during each fiscal year of the Company thereafter."

      1.12. Section 7.9(a) of the Credit Agreement shall be amended by deleting the amount of "$60,000,000" appearing therein and inserting the amount of "$66,000,000" in its stead.


      1.13. Sections 7.11 and 7.12 of the Credit Agreement shall be amended to read as follows:

        "Section 7.11. Interest Coverage Ratio. The Company will maintain an Interest Coverage Ratio of not less than (a) 0.85 to 1 as of the last day of each fiscal quarter of the Company ending between October 6, 2000 and the end of the Company's fiscal year ending on the Saturday closest to March 31, 2001, and
(b) 2.5 to 1 as of the last day of each fiscal quarter of the Company ending thereafter.

        Section 7.12. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make or commit to make any capital expenditures (as defined and classified in accordance with generally accepted accounting principles consistently applied); provided, however, that if no Event of Default or Potential Default shall exist before and after giving effect thereto, the Company and its Subsidiaries may make capital expenditures in an aggregate amount in each fiscal year of the Company not to exceed:

        (a) during the Company's fiscal year ending on the Saturday closest to March 31, 2001, $50,000,000;

        (b) during each of the Company's fiscal years thereafter, an amount equal to the greater of $8,000,000 or an amount equal to the sum of (i) 50% of the Company's Net Income for such fiscal year plus (ii) its depreciation charges for such fiscal year."

      1.14. Section 7.13 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (f) thereof with a semi-colon and by adding the following provisions thereto as subsections (g), (h) and (i):

        "(g) liens, pledges, mortgages, security interests and other encumbrances in favor of the Agent;

        (h) liens, pledges, mortgages, security interests and other encumbrances on the Company's processing plant and related fixtures and equipment in Collinsville, Alabama securing the Additional Senior Notes; and

        (i) the statutory trust created by the Packers and Stockyards Act, provided that the obligations secured thereby are not more than 15 days past due."

      1.15. Section 7.14 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (e) thereof with a semi-colon and by adding the following provisions thereto as subsections (f) and (g) thereof:

        "(f) the Company's indebtedness evidenced by the Additional Senior Notes provided the terms and conditions governing such indebtedness are not as a whole more burdensome on the Company and its Subsidiaries than the terms and conditions of this Agreement in any material respect; and

        (g) Hedging Liabilities."


      1.16. Section 7.23 of the Credit Agreement shall be amended to read as follows:

        "Section 7.23. New Subsidiaries. The Company will not, directly or indirectly, create or acquire any Subsidiary (except Cagle Transport, LLC, a Georgia limited liability company) unless, as a condition to creating or acquiring any Subsidiary, the Company shall (i) cause such Subsidiary to execute an Additional Guarantor Supplement to this Agreement in the form of Exhibit D hereto and such instruments and documents as the Agent may require such Subsidiary to grant to the Agent for the benefit of the Banks a perfected first priority security interest in its Collateral, (ii) deliver documentation similar to that described in Sections 6.2(d), (g) and (h) and Section 6.4 relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations hereunder, in form and substance satisfactory to the Required Banks and (iii) deliver an updated Schedule 5.2 to reflect the new Subsidiary."

      1.17. Section 7.27 of the Credit Agreement shall be amended to read as follows:

        "Section 7.27. Operating Leases. The Company will not, and will not permit any Subsidiary to, enter into any Operating Lease if the aggregate gross value of the Property leased under all such Operating Leases would exceed $15,000,000 during the Company's fiscal year ending on the Saturday closest to March 31, 2001, and $5,000,000 during any fiscal year of the Company thereafter."

      1.18. Section 8.1(b) of the Credit Agreement shall be amended to read as follows:

        "(b) Default in the observance or performance of any covenant set forth in Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15,
7.16, 7.17, 7.19, 7.24 and 7.25, inclusive, hereof or of any provision of any Loan Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of Collateral;".

      1.19. Section 8.1 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (j) thereof with "; and" and by adding the following provision thereto as subsection (k):

        "(k) the Company shall fail to have, on or before March 31, 2001, an executed commitment to purchase Additional Senior Notes secured by the Collinsville, Alabama processing plant and related fixtures and equipment containing customary terms and conditions for such commitments from one or more institutional investors or lenders."

      1.20. Clause (a) appearing in the first sentence of Section 12.1 of the Credit Agreement shall be amended by adding the following clause immediately before the semicolon at the end of clause (a)(viii):


        ", or (ix) release all or any substantial part (in value) of the Collateral unless such release is permitted or required by this Agreement or the other Loan Documents;".

      1.21. The Credit Agreement shall be amended by adding thereto as Exhibit G the form of Exhibit G attached to this Amendment.

2.    CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

      2.1. The Company and each of the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

      2.2. Each Guarantor shall have executed the Acknowledgment attached hereto.

      2.3. the Company and each Guarantor shall have delivered to the Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks duly executed originals of the following:

        (a) the Security Documents (except the Mortgages on the real estate other than the Pine Mountain, Georgia processing plant) in form and substance satisfactory to the Banks;

        (b) appropriate forms of financing statements to perfect the security interests of the Agent provided for by the Security Documents;

        (c) good standing certificates for the Company and each Guarantor issued by its state of organization, issued not more than 30 days before the date of this Amendment;

        (d) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Company and each Guarantor of resolutions regarding the transactions contemplated by this Amendment, duly adopted by the Board of Directors of the Company and each Guarantor and satisfactory in form and substance to all of the Banks;

        (e) an incumbency and signature certificate for the Company and each Guarantor satisfactory in form and substance to all of the Banks;

        (f) with respect to the Mortgages, a commitment or commitments from Chicago Title Insurance Company (the "Title Company") stating that it is prepared to issue its standard form of ALTA mortgagee's title policy or policies in the amount equal to 105% of the appraised fair market value of the Mortgaged Premises with a Comprehensive Number 1 endorsement, a revolving credit endorsement, a letter of credit endorsement, and such other endorsements as the Agent reasonably requests, such policy showing title to the Mortgaged Premises in the Company or a Guarantor and insuring such Mortgages as a first lien without encroachments or prior rights of others on the Mortgaged Premises, subject only to current general taxes and assessments not yet delinquent;


        (g) such additional documents, opinions or comments as may be required by the Title Company in order to provide the insurance to be afforded to the Agent pursuant to Section 2.3(f);

        (h) complete and current plats of survey of the Mortgaged Premises certified to the Agent and the Title Company prepared by an independent registered land surveyor in accordance with standards acceptable to Agent and satisfactory to the Banks and showing thereon the location of the perimeter of the Mortgaged Premises by courses and distances, the lines of the streets abutting the Mortgaged Premises and the width thereof, all buildings and improvements located thereon and the relation of all buildings and improvements by distance to the perimeter of the Mortgaged Premises, and the established building lines and the street lines, all encroachments and the extent thereof in feet and inches upon the Mortgaged Premises and indicating that all buildings and improvements are within the lot and building lines of the Mortgaged Premises and a surveyor's certification that the Mortgaged Premises is not in a flood plain or designated as flood prone by the U.S. Corps of Engineers or alternatively evidence that appropriate flood insurance has been obtained;

        (i) a Phase I environmental assessment of the Mortgaged Premises prepared by environmental consultants selected by the Company and acceptable to the Agent showing no condition that is not acceptable to the Banks;

        (j) an appraisal of the Mortgaged Premises that complies with all regulatory requirements applicable to the Banks, including without limitation FIRREA;

        (k) flood insurance with respect to the Mortgaged Premises located in a flood plain; and

        (l) The Agent shall have received evidence of insurance required by
Section 7.3 hereof; and

        (m) The Agent shall have received evidence satisfactory to it that its security interests in the Collateral are prior to all liens, security interests and encumbrances thereon.

      2.4. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct on, and made as of, the date of this Amendment.

      2.5. The Company shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

      2.6. The Company shall have executed and delivered to each Bank a Revolving Credit Note payable to the order of such Bank in the face principal amount of such Bank's Revolving Credit Commitment after giving effect to this Amendment, each such note to be substantially in the form of Exhibit A to the Credit Agreement. From and after the date on which the other conditions


precedent to the effectiveness hereof are satisfied, each such Revolving Note shall evidence all of the Company's indebtedness to the holder thereof under the Credit Agreement, as amended hereby, and all references in the Credit Agreement to the Revolving Notes or any Revolving Note shall include the notes delivered pursuant hereto.

      2.7. All legal matters incident to the execution and delivery hereof and of the instruments and documents contemplated hereby shall be satisfactory to the Banks and their respective counsel; and the Banks shall have received the favorable written opinion of counsel for the Company and each Guarantor in the form attached hereto as Exhibit A.

      2.8. The Agent shall have received (a) for the ratable account of the Banks a non-refundable fee in an amount equal to (i) 0.30% of the sum of the Base Revolving Credit Commitments and the aggregate outstanding principal amount of the Term Loans, plus (ii) 0.50% of the Excess Revolving Credit Commitments, and (b)such other fees for its own account as it may have agreed upon with the Company.

3.    ELIMINATION OF EXCESS REVOLVING CREDIT.

Notwithstanding anything contained in any Loan Document to the contrary, if the Company does not within forty-five (45) days from the date of this Amendment, deliver to the Agent the Mortgages (and the related items described in Sections 2.3(f), (g), (h), (i), (j) and (k) above) for all of the real estate except for the Pine Mountain, Georgia processing plant and the Agent and Required Lenders do not waive such delivery, then the Excess Revolving Credit Commitments of all the Banks shall automatically (without notice) and immediately terminate in full and any and all Excess Credit shall be immediately due and payable.

4.    REPRESENTATIONS AND WARRANTIES.

      4.1. Except as disclosed in writing to each of the Banks prior to the date hereof, each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct.

      4.2. The Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

5.    MISCELLANEOUS.

      5.1. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.


      5.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.


Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

Dated as of October 23, 2000.

CAGLE'S, INC.
By  Kenneth R. Barkley
      Its  Senior Vice President Finance/Treasurer/CFO


Accepted and Agreed to as of the day and year last above written.

HARRIS TRUST AND SAVINGS BANK
      individually and as Agent
By
      Its Vice President

SUNTRUST BANK
By
      Its

REGIONS BANK OF GAINSVILLE
By
      Its

SOUTHTRUST BANK
By
      Its

U.S. BANCORP AG CREDIT, INC.
By
      Its


ACKNOWLEDGMENT

The undersigned, Cagle's Farms, Inc. ("CFI") has heretofore hereby agrees that notwithstanding the execution and delivery of the above and foregoing Amendment, its obligations under the Credit Agreement shall be and remain in full force and effect and that all of the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended hereby shall constitute indebtedness guaranteed by CFI under the Credit Agreement. CFI further agrees that the consent or acknowledgment of CFI to any further amendment to the Credit Agreement shall not be required as a result of this acknowledgment having been obtained.

Dated as of October 23, 2000
CAGLE'S FARMS, INC.
By
      Its


EXHIBIT A
(TO BE RETYPED ON LETTERHEAD OF COUNSEL
AND DATED AS OF DATE OF CLOSING)

OCTOBER 23, 2000

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

The Banks from time to time parties
to the Credit Agreement described below

Ladies and Gentlemen:

We have served as counsel to Cagle's, Inc., a Georgia corporation (the "Borrower"), Cagle's Farms, Inc., a Georgia corporation (the "Guarantor"; the Borrower and the Guarantors are hereinafter referred to collectively as the "Companies" and individually as a "Company"), in connection with the amendment of the Credit Agreement dated as of November 1, 1999 (the "Credit Agreement") among the Borrower, the Guarantor and you pursuant to the First Amendment to Credit Agreement dated as of OCTOBER 23, 2000 (the "Amendment"). As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the Amendment and the other instruments and documents listed on Exhibit A attached to this letter (collectively the "Loan Documents"). As counsel to the Companies, we are familiar with the articles of incorporation, charter, by-laws and any other agreements under which any of the Companies is organized. We have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

Based upon the foregoing and upon our examination of the articles of incorporation, charter and by-laws of each of the Companies, we are of the opinion that:

      1. Each Company is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation with full and adequate corporate power and authority to carry on its respective business as now conducted and each Company is duly licensed or qualified and in good standing in each jurisdiction wherein the conduct of its respective business or the assets and properties owned or leased by it require such licensing or qualification.

      2. The Borrower has full right, power and authority to borrow from you, to execute and deliver the Loan Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Loan Documents executed by the Borrower does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the articles of incorporation, charter or by-laws of the


Borrower (there being no other agreements under which the Borrower is organized) or of any covenant, indenture or agreement binding upon or affecting the Borrower or any of its properties or assets.

      3. The Guarantor has full right, power and authority to guarantee the obligations of the Borrower and to observe and perform all of the matters and things provided for in the Credit Agreement as amended by the Amendment. The execution and delivery of the Acknowledgement in the form contained in the Amendment executed by the Guarantor does not, nor will the observance or performance of any of the matters or things provided for in the Acknowledgement, contravene any provision of law or of the articles or certificates of incorporation, charter or by-laws of the Guarantor (there being no other agreements under which the Guarantor organized) or of any agreement binding upon or affecting the Guarantor or any of its properties or assets.

      4. The Loan Documents executed by the Companies have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the proper officers of the Companies and constitute valid and binding agreements of the Companies enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting creditor's rights generally and to principles of equity.

      5. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents or the observance and performance by any of the Companies of any of the terms thereof.

      6. There is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting any of the Companies or any of their respective assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Companies.

      7. The Security Agreement creates in favor of the Agent a security interest in the collateral described therein to which Article 9 of the ______________ UCC is applicable (the "Article 9 Collateral").

      8. The Agent upon the filing of the financing statements with the appropriate jurisdiction will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the ____________ UCC.

Respectfully submitted,


EXHIBIT G
CAGLE'S, INC.
BORROWING BASE CERTIFICATE
as of _____________________
($000's omitted)

This Borrowing Base Certificate is furnished to Harris Trust and Savings Bank, as agent (the "Agent"), pursuant to that certain Credit Agreement dated as of November 1, 1999, as amended, by and among Cagle, Inc. (the "Company"), the Guarantors named therein, Harris Trust and Savings Bank and the other Banks party thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected Chief Financial Officer of the Company.

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, the attached computation of the Borrowing Base as defined in Section 4.1 of the Agreement.

      3. No change of name, corporate identity or address of the chief executive office of the Company has occurred.

      4. I have reviewed the terms of the Agreement and, pursuant to such review, I have no knowledge of the existence of any condition or event which would constitute a Potential Default or Event of Default, except as set forth below (detailing the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event):

         NONE

      5. The information above and any attached exhibits do not contain any untrue statement of material fact or omit a material fact, either individually or in aggregate, that would make the information or any attached exhibits misleading.


CAGLE'S, INC.
By
     Its






CAGLE'S, INC.
BORROWING BASE CALCULATIONS
In Thousands USD

                         GROSS     LESS       NET   ADVANCE  COLLATERAL
ASSET                    VALUE  INELIGIBLES  VALUE   RATE     VALUE
 ...................... -------  -----------  -----  -------  ----------

Receivables........... $______  $__________  $____     85%   $_________

Inventory............. $______  $__________  $____     85%   $_________

Total-Working Capital........................................$_________

Pine Mountain
    Processing Plant.. $__________                     70%   $_________

Total Borrowing Base
           Collateral........................................$_________

Less Grower Payables ........................................$_________
Net Borrowing Base
           Collateral........................................$_________

Proposed Revolving
    Credit Commitment........................................$_________

Excess Collateral............................................$_________





SIGNATURES:
  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Cagle's, Inc.
                          (Registrants)

                          /S/ Kenneth R. Barkley

Date: November 01, 2000   Kenneth R. Barkley
                          Senior Vice President Finance/Treasurer/CFO

